Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Jan. 25, 2022 FOR IMMEDIATE RELEASE

NextEra Energy reports fourth-quarter and full-year 2021 financial results
•NextEra Energy delivers strong full-year 2021 financial and operational results
•FPL continues to focus on delivering an outstanding value proposition of low bills, high reliability, outstanding customer service and clean energy solutions for its customers
•NextEra Energy Resources has a record year of renewables execution, adding roughly 7,200 net megawatts of new renewables and battery storage projects to its backlog
•NextEra Energy increases financial expectations for 2022 and 2023 and extends long-term growth outlook by two years, through 2025

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2021 fourth-quarter net income attributable to NextEra Energy on a GAAP basis of $1,204 million, or $0.61 per share, compared to net losses attributable to NextEra Energy of $5 million, or $0.00 per share, for the fourth quarter of 2020. On an adjusted basis, NextEra Energy's 2021 fourth-quarter earnings were $814 million, or $0.41 per share, compared to $785 million, or $0.40 per share, in the fourth quarter of 2020.

For the full year 2021, NextEra Energy reported net income attributable to NextEra Energy on a GAAP basis of $3.573 billion, or $1.81 per share, compared to $2.919 billion, or $1.48 per share, in 2020. On an adjusted basis, NextEra Energy's full-year 2021 earnings were $5.021 billion, or $2.55 per share, compared to $4.552 billion, or $2.31 per share, in 2020, which represents year-over-year growth in adjusted earnings per share of approximately 10.4%.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; gain on disposal of a business; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); and an impairment charge.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

Effective Jan. 1, 2021, Gulf Power legally merged into Florida Power & Light Company. Gulf Power continued as a separate reportable segment of Florida Power & Light and NextEra Energy through 2021, serving its existing customers under separate retail rates. "FPL" refers to Florida Power & Light, excluding Gulf Power, unless otherwise noted or when using the term "combined."

"NextEra Energy was successful in executing our 2021 initiatives, ending the year with excellent financial and operational results," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We grew adjusted earnings per share by more than 10% from 2020 and delivered a total shareholder return of more than 23%, significantly outperforming the S&P 500 Utilities Index and continuing to outperform both the S&P 500 and S&P 500 Utilities Index in terms of total shareholder return on a three-, five-, 10- and 15-year basis. We delivered this terrific performance while executing on the largest capital program in our history, investing approximately $16 billion in American infrastructure in 2021, and maintaining one of the strongest balance sheets and credit positions in our industry.

"At Florida Power & Light, we reached a fair and balanced outcome in our base rate case, while continuing to deliver on our best-in-class value proposition to customers. Under the new agreement, we expect our average annual growth in regulatory capital employed to be between 8% and 9% through 2025. NextEra Energy Resources had a record year in 2021 for renewables and storage origination, adding a net approximately 7,200 megawatts to the backlog as we continue to capitalize on the ongoing clean energy transition that is occurring in our nation's generation fleet. We have grown our backlog of signed contracts by nearly 25% year-over-year, and we are well on our way to meeting our current development expectations from 2021 through 2024.

"Based on the continued strength of the investment opportunities at both Florida Power & Light and NextEra Energy Resources, today we are announcing an increase to our adjusted earnings per share expectations for 2022 and 2023 and introducing expectations for 2024 and 2025. For 2022, we are now expecting our adjusted earnings per share to be in a range of $2.75 to $2.85. Additionally, we now expect to be able to achieve roughly 6% to 8% per year growth in adjusted earnings per share off our revised 2022 adjusted earnings per share ranges through 2025, subject to our usual caveats. I will be disappointed if we are not able to deliver financial results at or near the top end of our adjusted earnings per share expectations ranges in each of 2022, 2023, 2024 and 2025, while, at the same time, maintaining our strong credit ratings and continuing to reliably deliver for our customers. We are proud of our long-term track record of providing growth and value creation opportunities for our shareholders, and we are as confident as ever in the long-term growth prospects for NextEra Energy and our underlying businesses."

FPL
FPL reported fourth-quarter 2021 net income of $560 million, or $0.28 per share, compared to $502 million, or $0.25 per share, for the prior-year comparable quarter. For the full year 2021, FPL reported net income of $2.935 billion, or $1.49 per share, compared to $2.650 billion, or $1.35 per share, in 2020. FPL, including Gulf Power, serves more than 5.7 million customer accounts, supporting more than 11 million residents across Florida, and is the largest vertically integrated rate-regulated electric utility in the U.S. as measured by retail electricity produced and sold.

FPL's full-year growth was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $2.2 billion for the fourth quarter of 2021, bringing its full-year capital investments to a total of roughly $6.8 billion. Regulatory capital employed increased by approximately 11% for 2021. During the fourth quarter of 2021, FPL's average number of customers increased by approximately 82,000 from the prior-year comparable quarter.

During 2021, Florida Power & Light reached a fair and balanced outcome in its base rate case while continuing to deliver on its commitment to smart, long-term investments in innovative technology, clean energy and strengthening its electric grid for the benefit of its customers. The 2021 settlement agreement supports continued smart capital investments, including the largest solar build-out in the U.S. by a utility, while keeping FPL's typical residential bills well below the national average and among the lowest in

Florida through the end of 2025. For customers in Northwest Florida, typical customer bills are projected to decline over the next four years.

Throughout the last year, FPL successfully executed on its strategic initiatives, including placing another 671 megawatts (MW) of cost-effective solar in service, which completed the first phase of its SolarTogether community solar program. As a result of its recent rate case settlement, FPL anticipates installing another approximately 4,800 MW of new solar over the term of the settlement agreement. Additionally, in December 2021, FPL commissioned the world's largest integrated solar-powered battery system, the 409-MW Manatee Energy Storage Center, which will allow FPL customers to continue to benefit from low-cost renewable energy. Beyond solar, construction on both the highly efficient, roughly 1,200-MW Dania Beach Clean Energy Center and the North Florida Resiliency Connection remain on schedule and on budget as they continue to advance toward projected commercial operation dates later this year.

While maintaining its best-in-class customer value proposition, FPL continued to provide exceptional service reliability, achieving its best-ever reliability rate in 2021. FPL recently was recognized for the sixth time in seven years as being the most reliable electric utility in the nation and, last year, ranked number one in both residential and business customer satisfaction in the Southern U.S. among large electric providers by J.D. Power.

Gulf Power
Gulf Power reported fourth-quarter 2021 net income of $60 million, or $0.03 per share, compared to $53 million, or $0.03 per share, for the prior-year quarter. For the full year 2021, Gulf Power reported net income of $271 million, or $0.14 per share, compared to $238 million, or $0.12 per share, in 2020.

Gulf Power's capital expenditures for the full year 2021 were roughly $800 million, and regulatory capital employed increased by approximately 15% year-over-year.

On Jan. 1, 2022, FPL completed the regulatory integration of Gulf Power and began serving the existing Northwest Florida customers under unified rates and tariffs.

Over the past three years, Gulf Power has realized a nearly 40% reduction in operations and maintenance costs and increased regulatory capital employed by an approximately 16% compound annual growth rate. Since 2018, NextEra Energy has invested approximately $2.5 billion in long-term improvements to Gulf Power's existing system and generation fleet, including the installation of approximately 225 MW of new solar. These clean power modernization investments at Gulf Power have resulted in a roughly 25% reduction in carbon dioxide emissions over the last three years.

Gulf Power also has meaningfully improved its customer value proposition in the last three years. Since 2018, Gulf Power improved service reliability by nearly 60% and was awarded national recognition for its outstanding reliability performance in the Southeast suburban and rural service area for the second year in a row in 2021. Over the same period, Gulf Power realized an approximately 60% improvement in safety.

NextEra Energy Resources
NextEra Energy Resources, the competitive clean energy business of NextEra Energy, reported a fourth-quarter 2021 net income attributable to NextEra Energy on a GAAP basis of $851 million, or $0.43 per share, compared to net loss attributable to NextEra Energy of $644 million, or $0.33 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the fourth quarter of 2021 were $414 million, or $0.21 per share, compared to $342 million, or $0.17 per share, for the fourth quarter of 2020.

For the full year 2021, NextEra Energy Resources reported net income attributable to NextEra Energy on a GAAP basis of $599 million, or $0.30 per share, compared to $531 million, or $0.27 per share, in 2020. On an adjusted basis, NextEra Energy Resources' earnings for the full year 2021 were $2.206 billion, or $1.12 per share, compared to $1.953 billion, or $0.99 per share, for the full year 2020.

In 2021, NextEra Energy Resources delivered the best year ever for origination, adding roughly 7,200 net MW of new renewables and battery storage projects to its backlog. Since the release of the third-quarter 2021 financial results in October, NextEra Energy Resources added approximately 1,500 MW of renewables projects to its backlog, including approximately 700 MW of new wind and wind repowerings, 300 MW of solar and 500 MW of battery storage.

Corporate and Other
In the fourth quarter of 2021 on a GAAP basis, Corporate and Other results decreased $0.18 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the fourth quarter of 2021 decreased $0.06 per share, compared to the prior-year quarter. For the full year 2021, Corporate and Other earnings increased $0.14 per share on a GAAP basis, compared to 2020. On an adjusted basis, Corporate and Other earnings for the full year 2021 decreased $0.05 per share, compared to 2020.

Outlook
NextEra Energy today announced increased financial expectations for 2022 and 2023 and extended its long-term outlook of roughly 6% to 8% compound annual growth in adjusted earnings per share by two years, through 2025. For 2022, NextEra Energy now expects adjusted earnings per share to be in the range of $2.75 to $2.85, up from its prior range of $2.55 to $2.75. For 2023 through 2025, NextEra Energy expects to grow roughly 6% to 8% per year off the expected 2022 adjusted earnings per share. For 2023, this translates to a new range of $2.93 to $3.08, up from the prior range of $2.77 to $2.97. The new adjusted earnings per share expectations for 2024 are $3.13 to $3.33, and for 2025 are $3.35 to $3.60.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains and differential membership interests-related. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; divestitures to NextEra Energy Partners, LP; no acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's fourth-quarter and full-year 2021 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the fourth-quarter and full-year 2021 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is the largest vertically integrated rate-regulated electric utility in the United States as measured by retail electricity produced and sold, and serves more than 5.7 million customer accounts, supporting more than 11 million residents across Florida with clean, reliable and affordable electricity. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. A Fortune 200 company, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2021 list of "World's Most Admired Companies," recognized on Fortune's 2021 list of companies that "Change the World" and received the S&P Global Platts 2020 Energy Transition Award for leadership in environmental, social and governance. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or ballot or regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NextEra Energy Partners, LP's inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, including the coronavirus pandemic and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2020 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,064	$366	$1,633	$(17)	$5,046
Operating Expenses
Fuel, purchased power and interchange	875	128	165	(34)	1,134
Other operations and maintenance	503	64	507	90	1,164
Storm restoration costs	52	1	—	—	53
Depreciation and amortization	468	74	402	20	964
Taxes other than income taxes and other – net	332	28	72	—	432
Total operating expenses – net	2,230	295	1,146	76	3,747
Gains (losses) on disposal of businesses/assets – net	—	—	53	3	56
Operating Income (Loss)	834	71	540	(90)	1,355
Other Income (Deductions)
Interest expense	(148)	(6)	(118)	(327)	(599)
Equity in earnings (losses) of equity method investees	—	—	201	—	201
Allowance for equity funds used during construction	28	11	3	—	42
Gains on disposal of investments and other property – net	—	—	1	—	1
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	130	—	130
Other net periodic benefit income	—	—	—	64	64
Other – net	2	—	22	—	24
Total other income (deductions) – net	(118)	5	239	(263)	(137)
Income (Loss) before Income Taxes	716	76	779	(353)	1,218
Income Tax Expense (Benefit)	156	16	179	(86)	265
Net Income (Loss)	560	60	600	(267)	953
Net Loss Attributable to Noncontrolling Interests	—	—	251	—	251
Net Income (Loss) Attributable to NextEra Energy, Inc.	$560	$60	$851	$(267)	$1,204
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$560	$60	$851	$(267)	$1,204
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(282)	63	(219)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(134)	—	(134)
Differential membership interests – related	—	—	29	—	29
NEP investment gains – net	—	—	(212)	—	(212)
Less related income tax expense (benefit)	—	—	162	(16)	146
Adjusted Earnings (Loss)	$560	$60	$414	$(220)	$814
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.28	$0.03	$0.43	$(0.13)	$0.61
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(0.14)	0.03	(0.11)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(0.07)	—	(0.07)
Differential membership interests – related	—	—	0.01	—	0.01
NEP investment gains – net	—	—	(0.11)	—	(0.11)
Less related income tax expense (benefit)	—	—	0.09	(0.01)	0.08
Adjusted Earnings (Loss) Per Share	$0.28	$0.03	$0.21	$(0.11)	$0.41
Weighted-average shares outstanding (assuming dilution)					1,975

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(203)	$(0.10)	$47	$0.02	$(156)	$(0.08)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(96)	$(0.05)	$—	$—	$(96)	$(0.05)
	Differential membership interests – related	$22	$0.01	$—	$—	$22	$0.01
	NEP investment gains – net	$(160)	$(0.08)	$—	$—	$(160)	$(0.08)

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$2,842	$333	$1,243	$(23)	$4,395
Operating Expenses
Fuel, purchased power and interchange	680	103	123	(30)	876
Other operations and maintenance	399	68	540	64	1,071
Storm restoration costs	207	—	—	—	207
Depreciation and amortization	471	66	391	16	944
Taxes other than income taxes and other – net	325	27	76	2	430
Total operating expenses – net	2,082	264	1,130	52	3,528
Gains (losses) on disposal of businesses/assets – net	(1)	—	76	(1)	74
Operating Income (Loss)	759	69	189	(76)	941
Other Income (Deductions)
Interest expense	(150)	(7)	(83)	129	(111)
Equity in earnings (losses) of equity method investees	—	—	(1,364)	—	(1,364)
Allowance for equity funds used during construction	17	8	4	—	29
Gains on disposal of investments and other property – net	—	—	7	—	7
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	186	—	186
Other net periodic benefit income	—	—	—	51	51
Other – net	—	1	31	4	36
Total other income (deductions) – net	(133)	2	(1,219)	184	(1,166)
Income (Loss) before Income Taxes	626	71	(1,030)	108	(225)
Income Tax Expense (Benefit)	124	18	(200)	24	(34)
Net Income (Loss)	502	53	(830)	84	(191)
Net Loss Attributable to Noncontrolling Interests	—	—	186	—	186
Net Income (Loss) Attributable to NextEra Energy, Inc.	$502	$53	$(644)	$84	$(5)
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$502	$53	$(644)	$84	$(5)
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(182)	(261)	(443)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(188)	—	(188)
Differential membership interests – related	—	—	28	—	28
NEP investment gains – net	—	—	44	—	44
Impairment charge related to investment in Mountain Valley Pipeline	—	—	1,524	—	1,524
Less related income tax expense (benefit)	—	—	(240)	65	(175)
Adjusted Earnings (Loss)	$502	$53	$342	$(112)	$785
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.25	$0.03	$(0.33)	$0.05	$—
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(0.09)	(0.13)	(0.22)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.09)	—	(0.09)
Differential membership interests – related	—	—	0.01	—	0.01
NEP investment gains – net	—	—	0.02	—	0.02
Impairment charge related to investment in Mountain Valley Pipeline	—	—	0.77	—	0.77
Less related income tax expense (benefit)	—	—	(0.12)	0.03	(0.09)
Adjusted Earnings (Loss) Per Share	$0.25	$0.03	$0.17	$(0.05)	$0.40
Weighted-average shares outstanding (assuming dilution)					1,972

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(139)	$(0.07)	$(196)	$(0.10)	$(335)	$(0.17)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(137)	$(0.07)	$—	$—	$(137)	$(0.07)
	Differential membership interests – related	$21	$0.01	$—	$—	$21	$0.01
	NEP investment gains – net	$33	$0.02	$—	$—	$33	$0.02
	Impairment charge related to investment in Mountain Valley Pipeline	$1,208	$0.61	$—	$—	$1,208	$0.61

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$12,600	$1,503	$3,053	$(87)	$17,069
Operating Expenses
Fuel, purchased power and interchange	3,423	533	698	(127)	4,527
Other operations and maintenance	1,582	221	1,897	253	3,953
Storm restoration costs	27	1	—	—	28
Depreciation and amortization	1,968	297	1,576	83	3,924
Taxes other than income taxes and other – net	1,418	118	263	2	1,801
Total operating expenses – net	8,418	1,170	4,434	211	14,233
Gains (losses) on disposal of businesses/assets – net	1	—	78	(2)	77
Operating Income (Loss)	4,183	333	(1,303)	(300)	2,913
Other Income (Deductions)
Interest expense	(588)	(28)	(367)	(287)	(1,270)
Equity in earnings (losses) of equity method investees	—	—	666	—	666
Allowance for equity funds used during construction	95	36	11	—	142
Gains on disposal of investments and other property – net	—	—	69	1	70
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	267	—	267
Other net periodic benefit income	—	—	—	257	257
Other – net	12	1	115	2	130
Total other income (deductions) – net	(481)	9	761	(27)	262
Income (Loss) before Income Taxes	3,702	342	(542)	(327)	3,175
Income Tax Expense (Benefit)	767	71	(395)	(95)	348
Net Income (Loss)	2,935	271	(147)	(232)	2,827
Net Loss Attributable to Noncontrolling Interests	—	—	746	—	746
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,935	$271	$599	$(232)	$3,573
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,935	$271	$599	$(232)	$3,573
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	2,255	(213)	2,042
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(276)	—	(276)
Differential membership interests-related	—	—	130	—	130
NEP investment gains – net	—	—	(42)	—	(42)
Less related income tax expense (benefit)	—	—	(460)	54	(406)
Adjusted Earnings (Loss)	$2,935	$271	$2,206	$(391)	$5,021
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.49	$0.14	$0.30	$(0.12)	$1.81
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	1.14	(0.10)	1.04
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(0.14)	—	(0.14)
Differential membership interests-related	—	—	0.07	—	0.07
NEP investment gains – net	—	—	(0.02)	—	(0.02)
Less related income tax expense (benefit)	—	—	(0.23)	0.02	(0.21)
Adjusted Earnings (Loss) Per Share	$1.49	$0.14	$1.12	$(0.20)	$2.55
Weighted-average shares outstanding (assuming dilution)					1,972

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$1,735	$0.88	$(159)	$(0.08)	$1,576	$0.80
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(199)	$(0.10)	$—	$—	$(199)	$(0.10)
	Differential membership interests-related	$98	$0.05	$—	$—	$98	$0.05
	NEP investment gains – net	$(27)	$(0.01)	$—	$—	$(27)	$(0.01)

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$11,662	$1,398	$5,046	$(109)	$17,997
Operating Expenses
Fuel, purchased power and interchange	2,616	444	600	(121)	3,539
Other operations and maintenance	1,464	245	1,824	218	3,751
Storm restoration costs	183	—	—	—	183
Depreciation and amortization	2,246	281	1,460	65	4,052
Taxes other than income taxes and other – net	1,353	111	241	4	1,709
Total operating expenses – net	7,862	1,081	4,125	166	13,234
Gains (losses) on disposal of businesses/assets – net	—	—	363	(10)	353
Operating Income (Loss)	3,800	317	1,284	(285)	5,116
Other Income (Deductions)
Interest expense	(600)	(41)	(659)	(650)	(1,950)
Equity in earnings (losses) of equity method investees	—	—	(1,351)	—	(1,351)
Allowance for equity funds used during construction	61	26	6	—	93
Gains on disposal of investments and other property – net	—	—	49	1	50
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	163	—	163
Other net periodic benefit income	—	—	—	200	200
Other – net	(1)	3	73	17	92
Total other income (deductions) – net	(540)	(12)	(1,719)	(432)	(2,703)
Income (Loss) before Income Taxes	3,260	305	(435)	(717)	2,413
Income Tax Expense (Benefit)	610	67	(416)	(217)	44
Net Income (Loss)	2,650	238	(19)	(500)	2,369
Net Loss Attributable to Noncontrolling Interests	—	—	550	—	550
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,650	$238	$531	$(500)	$2,919
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,650	$238	$531	$(500)	$2,919
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	595	282	877
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(180)	—	(180)
Differential membership interests-related	—	—	117	—	117
NEP investment gains – net	—	—	123	—	123
Gain on disposal of a business	—	—	(273)	—	(273)
Impairment charge related to investment in Mountain Valley Pipeline	—	—	1,524	—	1,524
Less related income tax expense (benefit)	—	—	(484)	(71)	(555)
Adjusted Earnings (Loss)	$2,650	$238	$1,953	$(289)	$4,552
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.35	$0.12	$0.27	$(0.26)	$1.48
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.30	0.15	0.45
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(0.09)	—	(0.09)
Differential membership interests-related	—	—	0.06	—	0.06
NEP investment gains – net	—	—	0.06	—	0.06
Gain on disposal of a business	—	—	(0.14)	—	(0.14)
Impairment charge related to investment in Mountain Valley Pipeline	—	—	0.77	—	0.77
Less related income tax expense (benefit)	—	—	(0.24)	(0.04)	(0.28)
Adjusted Earnings (Loss) Per Share	$1.35	$0.12	$0.99	$(0.15)	$2.31
Weighted-average shares outstanding (assuming dilution)					1,969

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$438	$0.23	$211	$0.11	$649	$0.34
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(131)	$(0.07)	$—	$—	$(131)	$(0.07)
	Differential membership interests-related	$87	$0.04	$—	$—	$87	$0.04
	NEP investment gains – net	$94	$0.05	$—	$—	$94	$0.05
	Gain on disposal of a business	$(274)	$(0.14)	$—	$—	$(274)	$(0.14)
	Impairment charge related to investment in Mountain Valley Pipeline	$1,208	$0.61	$—	$—	$1,208	$0.61

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)			Preliminary
December 31, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$36	$19	$562	$22	$639
Customer receivables, net of allowances	1,162	135	2,081	—	3,378
Other receivables	370	6	496	(142)	730
Materials, supplies and fuel stock inventory	830	133	598	—	1,561
Regulatory assets	872	258	14	(19)	1,125
Derivatives	13	—	677	(1)	689
Other	103	26	1,035	2	1,166
Total current assets	3,386	577	5,463	(138)	9,288
Other assets:
Property, plant and equipment – net	52,728	5,499	40,900	221	99,348
Special use funds	6,158	—	2,764	—	8,922
Investment in equity method investees	—	—	6,150	9	6,159
Prepaid benefit costs	1,652	4	3	584	2,243
Regulatory assets	3,376	975	202	25	4,578
Derivatives	—	—	1,095	40	1,135
Goodwill	301	—	1,843	2,700	4,844
Other	596	154	3,693	(48)	4,395
Total other assets	64,811	6,632	56,650	3,531	131,624
TOTAL ASSETS	$68,197	$7,209	$62,113	$3,393	$140,912
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$841	$541	$—	$—	$1,382
Other short-term debt	—	200	—	500	700
Current portion of long-term debt	96	441	664	584	1,785
Accounts payable	1,186	154	5,670	(75)	6,935
Customer deposits	439	40	6	—	485
Accrued interest and taxes	284	42	168	31	525
Derivatives	9	—	1,214	40	1,263
Accrued construction-related expenditures	554	47	777	—	1,378
Regulatory liabilities	268	10	9	2	289
Other	491	141	1,651	412	2,695
Total current liabilities	4,168	1,616	10,159	1,494	17,437
Other liabilities and deferred credits:
Long-term debt	16,846	1,128	6,755	26,231	50,960
Asset retirement obligations	1,923	126	1,033	—	3,082
Deferred income taxes	6,390	747	2,838	(1,665)	8,310
Regulatory liabilities	10,459	594	141	79	11,273
Derivatives	1	—	1,129	583	1,713
Other	410	92	1,790	176	2,468
Total other liabilities and deferred credits	36,029	2,687	13,686	25,404	77,806
TOTAL LIABILITIES	40,197	4,303	23,845	26,898	95,243
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	—	245	—	245
EQUITY
Common stock	1,373	—	—	(1,353)	20
Additional paid-in capital	14,418	2,572	9,560	(15,279)	11,271
Retained earnings	12,209	334	20,272	(6,904)	25,911
Accumulated other comprehensive income (loss)	—	—	(31)	31	—
Total common shareholders' equity	28,000	2,906	29,801	(23,505)	37,202
Noncontrolling interests	—	—	8,222	—	8,222
TOTAL EQUITY	28,000	2,906	38,023	(23,505)	45,424
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$68,197	$7,209	$62,113	$3,393	$140,912

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets			Preliminary
(millions)
(unaudited)
December 31, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$20	$5	$567	$513	$1,105
Customer receivables, net of allowances	991	150	1,122	—	2,263
Other receivables	362	61	418	(130)	711
Materials, supplies and fuel stock inventory	777	122	653	—	1,552
Regulatory assets	235	144	1	(3)	377
Derivatives	3	—	565	2	570
Other	126	53	627	(2)	804
Total current assets	2,514	535	3,953	380	7,382
Other assets:
Property, plant and equipment – net	48,933	4,946	37,842	82	91,803
Special use funds	5,347	—	2,432	—	7,779
Investment in equity method investees	—	—	5,713	15	5,728
Prepaid benefit costs	1,554	—	2	151	1,707
Regulatory assets	2,396	1,030	120	166	3,712
Derivatives	—	—	1,593	54	1,647
Goodwill	301	—	1,254	2,699	4,254
Other	565	214	2,724	169	3,672
Total other assets	59,096	6,190	51,680	3,336	120,302
TOTAL ASSETS	$61,610	$6,725	$55,633	$3,716	$127,684
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$1,526	$25	$—	$—	$1,551
Other short-term debt	—	200	58	200	458
Current portion of long-term debt	54	300	239	3,545	4,138
Accounts payable	730	162	3,791	(68)	4,615
Customer deposits	430	37	7	—	474
Accrued interest and taxes	279	21	127	92	519
Derivatives	2	—	290	19	311
Accrued construction-related expenditures	385	38	568	—	991
Regulatory liabilities	206	18	14	7	245
Other	612	335	897	412	2,256
Total current liabilities	4,224	1,136	5,991	4,207	15,558
Other liabilities and deferred credits:
Long-term debt	15,622	1,260	4,408	20,654	41,944
Asset retirement obligations	1,783	87	1,186	1	3,057
Deferred income taxes	5,790	729	2,819	(1,318)	8,020
Regulatory liabilities	10,052	548	135	—	10,735
Derivatives	1	—	494	704	1,199
Other	398	165	1,321	358	2,242
Total other liabilities and deferred credits	33,646	2,789	10,363	20,399	67,197
TOTAL LIABILITIES	37,870	3,925	16,354	24,606	82,755
COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock	1,373	678	—	(2,031)	20
Additional paid-in capital	12,753	1,860	11,209	(14,600)	11,222
Retained earnings	9,614	263	19,673	(4,187)	25,363
Accumulated other comprehensive income (loss)	—	(1)	(19)	(72)	(92)
Total common shareholders' equity	23,740	2,800	30,863	(20,890)	36,513
Noncontrolling interests	—	—	8,416	—	8,416
TOTAL EQUITY	23,740	2,800	39,279	(20,890)	44,929
TOTAL LIABILITIES AND EQUITY	$61,610	$6,725	$55,633	$3,716	$127,684

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,935	$271	$(147)	$(232)	$2,827
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,968	297	1,576	81	3,922
Nuclear fuel and other amortization	171	3	60	56	290
Unrealized losses (gains) on marked to market derivative contracts – net	—	—	2,088	(83)	2,005
Foreign currency transaction losses (gains)	—	—	(1)	(93)	(94)
Deferred income taxes	701	51	(160)	(118)	474
Cost recovery clauses and franchise fees	(516)	(82)	—	(1)	(599)
Equity in losses (earnings) of equity method investees	—	—	(666)	—	(666)
Distributions of earnings from equity method investees	—	—	526	—	526
Losses (gains) on disposal of businesses, assets and investments – net	(1)	—	(147)	2	(146)
Other – net	(120)	(174)	(373)	204	(463)
Changes in operating assets and liabilities:
Current assets	(94)	37	(1,209)	(1)	(1,267)
Noncurrent assets	(134)	24	(156)	(301)	(567)
Current liabilities	78	(54)	1,018	(26)	1,016
Noncurrent liabilities	—	(7)	(1)	303	295
Net cash provided by (used in) operating activities	4,988	366	2,408	(209)	7,553
Cash Flows From Investing Activities
Capital expenditures of FPL Segment	(6,626)	—	—	—	(6,626)
Capital expenditures of Gulf Power	—	(782)	—	—	(782)
Independent power and other investments of NEER	—	—	(8,247)	—	(8,247)
Nuclear fuel purchases	(159)	—	(116)	—	(275)
Other capital expenditures	—	—	—	(147)	(147)
Sale of independent power and other investments of NEER	—	—	2,761	—	2,761
Proceeds from sale or maturity of securities in special use funds and other investments	3,306	1	1,378	310	4,995
Purchases of securities in special use funds and other investments	(3,392)	(2)	(1,511)	(405)	(5,310)
Other – net	(19)	36	3	20	40
Net cash used in investing activities	(6,890)	(747)	(5,732)	(222)	(13,591)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,580	7	2,902	11,194	16,683
Retirements of long-term debt	(1,304)	—	(310)	(7,980)	(9,594)
Proceeds from differential membership investors	—	—	2,779	—	2,779
Net change in commercial paper	(685)	516	—	—	(169)
Repayments of other short-term debt	—	—	(57)	(200)	(257)
Payments from (to) related parties under a cash sweep and credit support agreement – net	—	—	47	—	47
Issuances of common stock/equity units – net	—	—	—	14	14
Dividends on common stock	—	—	—	(3,024)	(3,024)
Dividends & capital distributions from (to) parent – net	1,325	(165)	(1,554)	394	—
Other – net	(39)	(3)	(142)	(488)	(672)
Net cash provided by (used in) financing activities	1,877	355	3,665	(90)	5,807
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	1	—	1
Net increase (decrease) in cash, cash equivalents and restricted cash	(25)	(26)	342	(521)	(230)
Cash, cash equivalents and restricted cash at beginning of period	95	64	842	545	1,546
Cash, cash equivalents and restricted cash at end of period	$70	$38	$1,184	$24	$1,316

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,650	$238	$(19)	$(500)	$2,369
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,246	281	1,460	65	4,052
Nuclear fuel and other amortization	164	3	46	50	263
Unrealized losses (gains) on marked to market derivative contracts – net	—	—	263	270	533
Foreign currency transaction losses (gains)	—	—	—	45	45
Deferred income taxes	513	116	(252)	(455)	(78)
Cost recovery clauses and franchise fees	(112)	(9)	—	—	(121)
Equity in losses (earnings) of equity method investees	—	—	1,351	—	1,351
Distributions of earnings from equity method investees	—	—	456	—	456
Losses (gains) on disposal of businesses, assets and investments – net	—	—	(412)	9	(403)
Other – net	54	(93)	31	128	120
Changes in operating assets and liabilities:
Current assets	(99)	(56)	(220)	11	(364)
Noncurrent assets	(94)	27	(131)	(36)	(234)
Current liabilities	90	(53)	(87)	44	(6)
Noncurrent liabilities	(31)	(7)	63	(25)	—
Net cash provided by (used in) operating activities	5,381	447	2,549	(394)	7,983
Cash Flows From Investing Activities
Capital expenditures of FPL Segment	(6,477)	—	—	—	(6,477)
Capital expenditures of Gulf Power	—	(1,012)	—	—	(1,012)
Independent power and other investments of NEER	—	—	(6,851)	—	(6,851)
Nuclear fuel purchases	(203)	—	(42)	—	(245)
Other capital expenditures	—	—	—	(25)	(25)
Sale of independent power and other investments of NEER	—	—	1,012	—	1,012
Proceeds from sale or maturity of securities in special use funds and other investments	2,483	4	1,182	247	3,916
Purchases of securities in special use funds and other investments	(2,565)	(2)	(1,222)	(311)	(4,100)
Other – net	64	2	83	(66)	83
Net cash used in investing activities	(6,698)	(1,008)	(5,838)	(155)	(13,699)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,952	51	655	8,746	12,404
Retirements of long-term debt	(1,427)	(176)	(679)	(3,821)	(6,103)
Proceeds from differential membership investors	—	—	3,522	—	3,522
Net change in commercial paper	44	(167)	—	(842)	(965)
Proceeds from other short-term debt	—	—	58	2,100	2,158
Repayments of other short-term debt	—	—	—	(2,100)	(2,100)
Payments from (to) related parties under a cash sweep and credit support agreement – net	—	—	(2)	—	(2)
Issuances of common stock/equity units – net	—	—	—	(92)	(92)
Proceeds from sale of noncontrolling interests	—	—	501	—	501
Dividends on common stock	—	—	—	(2,743)	(2,743)
Dividends & capital distributions from (to) parent – net	(310)	850	(594)	54	—
Other – net	(42)	(2)	11	(373)	(406)
Net cash provided by financing activities	1,217	556	3,472	929	6,174
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	(20)	—	(20)
Net increase (decrease) in cash, cash equivalents and restricted cash	(100)	(5)	163	380	438
Cash, cash equivalents and restricted cash at beginning of period	195	69	679	165	1,108
Cash, cash equivalents and restricted cash at end of period	$95	$64	$842	$545	$1,546

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.21	$0.65	$0.62	$—	$1.48

FPL Segment – 2020 Earnings Per Share	$0.33	$0.38	$0.38	$0.25	$1.35
New investment growth	0.03	0.03	0.03	0.03	0.12
Other and share dilution	0.01	0.01	0.01	—	0.02
FPL Segment – 2021 Earnings Per Share	$0.37	$0.42	$0.42	$0.28	$1.49

Gulf Power – 2020 Earnings Per Share	$0.02	$0.03	$0.05	$0.03	$0.12
Operations and maintenance reductions	0.005	0.002	0.001	0.002	0.009
Allowance for funds used during construction	0.002	0.003	0.002	0.002	0.007
Other	0.003	(0.001)	(0.003)	(0.001)	0.002
Gulf Power – 2021 Earnings Per Share	$0.03	$0.03	$0.05	$0.03	$0.14

NEER – 2020 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$0.16	$0.24	$0.19	$(0.33)	$0.27
New investments	0.04	0.04	0.03	0.01	0.12
Existing generation and storage assets	(0.04)	0.01	0.01	(0.02)	(0.04)
Gas infrastructure	0.02	—	—	—	0.02
NextEra Energy Transmission	—	0.01	—	—	0.01
Customer supply and proprietary power & gas trading	(0.02)	(0.03)	0.02	—	(0.02)
Non-qualifying hedges impact	0.06	(0.37)	(0.36)	0.03	(0.65)
NEP investment gains – net	(0.01)	—	(0.03)	0.10	0.06
Gains on disposal of a business/assets	(0.13)	(0.01)	—	—	(0.14)
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI – net	0.14	(0.04)	(0.04)	(0.02)	0.03
Impairment charge related to investment in Mountain Valley Pipeline	—	—	—	0.61	0.61
Other, including other investment income, income taxes and share dilution	0.03	(0.01)	(0.04)	0.05	0.03
NEER – 2021 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$0.25	$(0.16)	$(0.22)	$0.43	$0.30

Corporate and Other – 2020 Earnings (Loss) Per Share	$(0.30)	$—	$—	$0.05	$(0.26)
Non-qualifying hedges impact	0.49	(0.16)	(0.03)	(0.12)	0.19
Other, including interest expense and share dilution	—	—	0.01	(0.06)	(0.05)
Corporate and Other – 2021 Earnings (Loss) Per Share	$0.19	$(0.16)	$(0.02)	$(0.13)	$(0.12)

2021 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.84	$0.13	$0.23	$0.61	$1.81

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
The sum of the quarterly amounts may not equal the total for the year due to rounding.